Exhibit 99.1 Press Release, dated February 3, 2004, issued by Axeda Systems Inc.
              announcing its financial results for the fourth quarter and year ended December 31, 2003.

Investor Contact:
Idalia Rodriguez
610.407.7345
ir@axeda.com


  AXEDA SYSTEMS INC. REPORTS 2003 FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS

             2003 DRM Revenues Up and Net Loss Dramatically Reduced

Mansfield, MA - February 3 - Axeda Systems Inc. (NASDAQ: XEDA), the world's leading provider of device relationship management (DRM) enterprise software and services, today announced financial results for its fourth quarter and year ended December 31, 2003.

Total revenues for the year ended December 31, 2003 were $13.2 million, compared to 2002 total revenues of $18.1 million. Revenue from our DRM systems products increased by 16% in 2003, from $10.9 million to $12.6 million. Offsetting this growth in DRM revenues, 2003 revenues decreased by $4.8 million and $1.9 million due to the Company's exit from its personal computer and hardware businesses, respectively.

For the fourth quarter ended December 31, 2003, the Company reported total revenues of $3.4 million, as compared to total revenues of $5.6 million reported during the same quarter of 2002. The decrease in quarterly revenues reflects the Company's exit from its former personal computer and hardware businesses, which accounted for $1.5 million and $0.7 million of the decrease, respectively.

Net loss for the year ended December 31, 2003 was $(13.6) million compared to $(51.9) million in 2002.The net loss for the 2003 fourth quarter was $(2.2) million or $(0.07) per share compared to a fourth quarter 2002 net loss of $(26.0) million, or $(0.96) per share. Both the fourth quarter and full year 2002 net loss included intangible asset impairment charges of $22.4 million.

"During 2003 we made significant progress in advancing our market leadership position by expanding our customer base, taking prudent action on costs, and engaging with key partners," said Robert M. Russell Jr., Axeda chairman and CEO. "We continued to enhance our Axeda DRM(TM) solution and were recognized by industry analysts as a leading contributor and innovator shaping this expanding market. We built on our number one position in the life sciences market and enhanced our footholds in the enterprise technology and print markets. We enter 2004 poised for continued growth, having more than doubled our DRM customers in 2003."

Business Highlights
The following events were announced since Axeda's last earnings statement:

January 22, 2004 -- Applied Biosystems (ABI) now offers Axeda's DRM solution as an integral part of its BioMonitor(SM) device relationship management (DRM) service for remote monitoring of the ABI Genetic and DNA Analyzers. The BioMonitor(SM) service allows Applied Biosystems to perform remote monitoring of instruments enabling remote diagnostics, failure prediction, and notification.

December 10 - Signed Hitachi High-Technologies Corporation to deliver the Axeda DRM(TM) system as part of their comprehensive solutions offering. HHT will sell and support the Axeda DRM(TM) system and provide related implementation, system integration, and service offerings to their customers in multiple Japanese markets, including high technology equipment, medical instruments, and industrial machines.

December 1 - - FUJIFILM Medical Systems licensed the Axeda DRM system TM to extend Fuji's remote monitoring capability by enabling automated software upgrades, usage data tracking, and a 24x7 view into their deployed systems. November 17 - - Partnered with Logicalis, an international provider of IT integration services and solutions, to deliver DRM solutions for remote monitoring of mission critical systems in complex IT environments.

Financial Results Conference Call Information
A conference call to discuss the financial results will be held today at 5:30 p.m. Eastern Time. Investors may access this call live at http://www.axeda.com/q4earnings or dial in to 800-627-7382. A web replay of the call will be available at http://www.axeda.com/q4earnings following the call. A digital recording will be available two hours after the completion of the conference until February 18, 2004, at 706-645-9291, Conference ID: 4984406.

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About Axeda(R)
Axeda Systems Inc. (NASDAQ: XEDA) is the world's leading provider of device relationship management (DRM) enterprise software and services. Axeda helps businesses become more competitive by using the Internet to extract real-time information hidden in their intelligent devices. The Company's flagship product, the Axeda Device Relationship Management System(TM), is a distributed software solution that lets businesses remotely monitor, manage and service intelligent devices, deployed around the world, allowing them to optimize their service, development, sales and manufacturing operations. Axeda customers are Global 2000 companies in many markets including Medical Instrument, Enterprise Technology, Printer and Copier, Industrial and Building Automation Equipment. Axeda has sales and service offices in the US, Europe and Japan, and distribution partners worldwide. More information about Axeda is available at www.axeda.com.

About Device Relationship Management
Today's "intelligent" devices - such as medical instruments, computers and storage systems, printers and copiers, energy systems, building control units, and industrial equipment - are an important new source of business information. Device Relationship Management (DRM) systems allow companies to tap into valuable device performance and usage information any time, anywhere. Pioneered by Axeda, DRM technology provides a distributed information management system that leverages the Internet to allow timely, accurate and unbiased information to be communicated directly and automatically between intelligent devices, wherever they are deployed around the world, and service personnel or enterprise business systems. DRM helps turn reactive businesses into proactive businesses operating with increased efficiency at lower costs and generating new sources of revenue, with an ROI that is often measured in months.


(C)2004 Axeda Systems. All rights reserved. Axeda Systems, Axeda DRM, Axeda Device Relationship Management System, Axeda Agents, Axeda Applications, Axeda Policy Manager, Axeda Enterprise, Axeda Access, Axeda Software Management, Axeda Service, Axeda Usage, Automatic eCommerce, Firewall-Friendly, and Access. Insight. In Real Time. are trademarks of Axeda Systems. All other trademarks are either property of Axeda Systems or property of their respective owners.


This press release contains certain forward-looking statements that are intended to be covered by the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the growing DRM market and our leadership position in the DRM market, among others. Such statements are based on current expectations of future events that involve a number of risks and uncertainties that may cause the actual events or future results to differ from those discussed herein. Such factors include, but are not limited to: our ability to become profitable; uncertainties in the market for DRM solutions and the potential for growth in the DRM market; our ability to raise capital; the potential for NASDAQ delisting; declining sales of our legacy products; our dependence on the cyclical software industry; present and future competition; our ability to manage technological change and respond to evolving industry standards; the long sales cycle for DRM solutions; our customers' ability to integrate our DRM solutions into and deploy their products successfully and in a timely fashion; limited distribution channels; dependence on strategic partners; the difficulty of protecting proprietary rights; the potential for defects in products; claims for damages asserted against us; and risks from international operations. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks and other factors. Accordingly, any forward-looking statements do not purport to be predictions of future events or circumstances and may not be realized. Readers are advised to read Axeda Systems' Annual Report on Form 10-K, quarterly reports on Form 10-Q, particularly those sections entitled "Factors That May Affect Future Results" and "Risk Factors" for a more complete discussion of these and other risks and uncertainties.


Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update or otherwise release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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
AXEDA SYSTEMS INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)

                                                            December 31,
                                                      ----------------------
                                                          2003       2002
                                                      ----------  ----------
                                                      (unaudited) (audited)
 Current assets:
  Cash and cash equivalents ..........................   $ 9,617   $19,065
  Accounts receivable, net ...........................     3,200     3,305
  Prepaid expenses and other current assets ..........       428       973
                                                         -------   ---------
         Total current assets ........................    13,245    23,343

  Furniture and equipment, net .......................     2,229     3,111
  Goodwill ...........................................     3,640     3,651
  Identifiable intangible assets, net ................     1,423     2,087
  Other assets .......................................       349       321
                                                         -------   ---------
Total assets .........................................   $20,886   $32,513
                                                         =======   =======

 Current liabilities:
  Current portion of notes payable ...................   $   417   $   238
  Accounts payable ...................................     1,253     2,448
  Accrued expenses ...................................     4,866     8,015
  Income taxes payable ...............................       733       616
  Deferred revenue ...................................     1,422     1,078
                                                         -------   -------
         Total current liabilities ...................     8,691    12,395

 Non-current liabilities:
  Other non-current liabilities ......................       832     1,046
  Financing-related liability ........................     2,638        -
                                                         -------   -------

         Total liabilities ...........................    12,161    13,441

         Total stockholders' equity ..................     8,725    19,072
                                                         -------   -------

Total liabilities and stockholders' equity ...........   $20,886   $32,513
                                                         =======   =======


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

AXEDA SYSTEMS INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
                                                            Quarter Ended           Year Ended
                                                             December 31,          December 31,
                                                           2003        2002        2003         2002
                                                           ----        ----        ----         ----
                                                            (unaudited)        (unaudited)   (audited)
Revenues:
  License ...........................................   $  2,084    $  3,733    $  9,134    $ 12,772
  Services and maintenance ..........................      1,280       1,112       3,737       3,124
  Hardware ..........................................         36         732         323       2,233
                                                        --------    --------    --------   --------
         Total revenues .............................      3,400       5,577      13,194      18,129
                                                        --------    --------    --------    --------
Cost of revenues:
  License ...........................................        316         453       1,292       2,849
  Services and maintenance ..........................        900       1,340       3,694       4,210
  Hardware ..........................................       --             7           1       1,288
  Software amortization .............................        159         364         634       1,943
                                                         --------    --------    --------   --------
         Total cost of revenues .....................      1,375       2,164       5,621      10,290
                                                         --------    --------    --------    --------

Gross profit ........................................      2,025       3,413       7,573       7,839
                                                          --------    --------    --------   --------
Operating expenses:
Research and development
  Non-cash compensation .............................         18          34         102         163
  Other research and development expense ............        902       1,185       4,992       7,162

Sales and marketing
  Non-cash compensation .............................          4          16          31          71
  Other selling and marketing expense ...............      1,863       3,014       8,421      16,642

General and administrative
  Non-cash compensation .............................         95         102         476       1,304
  Other general and administrative expense ..........      1,142       2,509       7,406      10,955

Depreciation and amortization .......................        275         490       1,123       1,552
Special charges .....................................       --          --          --           820
Impairment charges ..................................       --        22,413        --        22,413
                                                        --------    --------    --------    --------

Total operating expenses ............................      4,299      29,763      22,551      61,082
                                                        --------    --------    --------    --------


Operating loss ......................................     (2,274)    (26,350)    (14,978)    (53,243)

Other income (expense):
Gains (losses) on disposal of assets, net ...........       --           (15)        743        (138)
Other income (expense), net .........................        185         510         806         554
Interest income (expense), net ......................        (10)         35          19         441
                                                          --------    --------    --------   --------

Loss before income taxes (benefit) ..................     (2,099)    (25,820)    (13,410)    (52,386)

Provision for income taxes (benefit) ................         58         209         198        (459)
                                                          --------    --------    --------   --------

Net loss ............................................   $ (2,157)   $(26,029)   $(13,608)   $(51,927)
                                                         ========    ========    ========   ========

Basic and diluted net loss per weighted
average common shareoutstanding .....................   $  (0.07)   $  (0.96)   $  (0.48)  $  (1.92)
                                                         ========    ========    ========   ========

SHARES

Weighted average number of common shares
outstanding used in calculation of basic
and diluted net loss per share ......................     32,315      27,250      28,632      27,064
                                                        ========    ========    ========    ========

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